                                                                       EXHIBIT 2


                          ASSET ACQUISITION AGREEMENT


     THIS ASSET ACQUISITION AGREEMENT (this "Agreement") is made and entered into this 30th day of December, 1998, by and between [APPROPRIATE KOCH COMPANY]/1/, a ________________________ ("Seller"), and WESTOWER LEASING INC., a Wyoming corporation ("Purchaser").

                          1.    BACKGROUND INFORMATION

     Seller owns and operates ___________ communications towers located in the States of [Alabama, Arkansas, Florida, Iowa, Louisiana, Minnesota, Mississippi and Texas/2/], which towers are described as to location, height and type of construction on Exhibit A attached hereto (collectively, the "TOWERS").
                ---------

     Seller also owns certain communications equipment and buildings located at the real property upon which the Towers are situated, and antenna mounts, supporting structures, guy wires and spare parts and equipment attached to or used in connection with the Towers (the "IMPROVEMENTS").

     The Towers are located on property (i) owned by the Seller and is being sold to Purchaser as part of this Agreement , which property is described on Exhibit B attached hereto (the "Owned Real Estate"), (ii) leased by Seller and
---------
is being assigned to Purchaser as part of this Agreement, which property is described in Exhibit C attached hereto (the "LEASED REAL ESTATE"), (iii) owned
             ---------
by Seller and Seller is granting to Purchaser access to and easement on such property in accordance with that certain Access and Easement Agreement attached hereto as Attachment F, which property is described in Exhibit D attached hereto
          ------------                                 ---------
("OWNED EASEMENT PROPERTY"), and (iv) leased by Seller and Seller is granting access to and easement on such property in accordance with the Access and Easement Agreement, which property is described in Exhibit E attached hereto
                                                   ---------
("LEASED EASEMENT PROPERTY") (hereinafter the Owned Real Estate, the Leased Real Estate, the Owned Easement Property and the Leased Easement Property shall be collectively referred to as the "REAL ESTATE").

____________________

/1/ The asset acquisition was accomplished pursuant to five substantially similar asset acquisition agreements between Westower Leasing Inc., as buyer, and Gulf Central Pipeline Company, a division of Koch Pipeline Company, L.P., a Delaware limited partnership, Koch Gateway Pipeline Company, a Delaware corporation, Koch Midstream Services Company, a Delaware corporation, Koch Oil Company, a division of Koch Industries, Inc., a Kansas corporation, and Minnesota Pipeline Company, a Delaware corporation, respectively, as sellers.

/2/ Towers purchased were located in Alabama, Arkansas, Florida, Iowa, Louisiana, Minnesota, Mississippi and Texas, and each agreement listed the appropriate states.

     Subject to the terms hereof, Seller desires to sell the Assets (hereinafter defined in Section 1.3) to Purchaser, and Purchaser desires to purchase the Assets from Seller.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1.1  LIABILITIES.  (a)  Except as otherwise provided below, Purchaser
          -----------
agrees at Closing to assume and pay, discharge or perform, as appropriate, only the liabilities and obligations of Seller specifically itemized on Exhibit F
                                                                   ---------
attached hereto ("Assumed Liabilities").

     (b) Purchaser shall not be obligated to assume, agree to pay, discharge or perform, or incur, as the case may be, any liability other than the Assumed Liabilities.

     1.2  PURCHASE PRICE.  (a)  The purchase price (the "Purchase Price") for
          --------------
the Assets shall be _________________________________ Dollars($__________)/3/.

     1.3  ASSETS PURCHASED.  Seller agrees to grant, bargain, sell, convey and
          ----------------
assign to Purchaser and Purchaser agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, Seller's entire right, title and interest in and to the following:

     (a) the Leased Real Estate for those parcels of property specified in Exhibit C attached hereto together with any and all easements for ingress,
---------
egress and utilities which are attendant to the Leased Real Estate;

     (b)  the Owned Real Estate specified in Exhibit B attached hereto together
                                             ---------
with any and all attendant easements for ingress, egress and utilities serving the Owned Real Estate;

     (c) the Towers and Improvements owned by Seller which are constructed upon the Real Estate which are more particularly described in Exhibit A attached
                                                         ---------
hereto;

     (d) those subleases, licenses and other agreements which grant others a right to use or occupy a portion of the Towers owned or leased by Seller which are located on the Real Estate or a right to use or occupy a portion of the Improvements which have been constructed on the Real Estate ("Antenna Space Leases"). Said Antenna Space Leases are specified in Attachment C attached
                                                     ------------
hereto;

     (e)  the following items for each Site:

          (i) any Federal Aviation Administration application, responses, approvals and registration numbers submitted or received by Seller;

____________________

/3/ The total purchase price under all five asset acquisition agreements was $16,500,000.

          (ii) any zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which have been gained or for which Seller has made application;

          (iii) any construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Towers and Improvements;

          (iv) any title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may have been produced regarding title to the Site; and

          (v) any environmental assessments including phase I reports and any environmental reports involving contemporaneous or subsequent intrusive testing, the "FCC Checklist" performed pursuant to NEPA requirements and any other information which may have been produced regarding the environmental condition of the Sites.

     The Real Estate, Towers, Improvements and Antenna Space Leases may hereinafter be collectively referred to in this Agreement as the "ASSETS". Between the date of this Agreement and the Closing Date, Seller will promptly disclose to Purchaser in writing any information set forth in the representations, warranties, covenants and Schedules herein that is no longer accurate for any reason or any such information that would render such representations, warranties, covenants or Schedules inaccurate if made or delivered on any date between the date hereof and the Closing Date. On and after the Closing Date Seller agrees to give such further assurances and to execute, acknowledge and deliver such bills of sale, deeds, assignments, acknowledgments and other instruments of conveyance and transfer and other documents and do such other acts and things as in the mutual judgment of Purchaser and Seller shall be necessary and reasonable to effectively vest in Purchaser the full legal and equitable title of the Assets that are transferred to Purchaser under this Agreement, free and clear of all liens and encumbrances.

     1.4  MANNER OF PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be paid
          -----------------------------------
as follows:

     (a) On the date of execution of this Agreement, Purchaser shall deposit the sum of _______________________________ Dollars ($__________)/4/ to the
Escrow Account of First American Title Insurance Company, or its designee ("ESCROW AGENT"), in accordance with the Escrow Agreement attached hereto as Exhibit G.
---------

____________________

/4/  The appropriate purchase price.

     (b)  At Closing, the sum of _______________________________ Dollars
($__________)/5/, or amounts as adjusted for in accordance with this Agreement, shall be paid by the Escrow Agent to Seller by wire transfer to an account designated by Seller. Any amounts remaining in the Escrow Account after such disbursement has been made to Seller shall be paid by Escrow Agent to Purchaser by wire transfer to an account designated by Purchaser. If Purchaser elects to make an early disbursement in accordance with Section 1.4(c) below, any interest accrued from that date until Closing in the Escrow Account shall be paid to Seller at Closing.

     (c) Prior to Closing, Purchaser shall have the option to instruct the Escrow Agent to transfer no less than ________________________________ Dollars ($__________)/6/ to Seller at which time Seller shall account for all revenues and expenses, including easement rent and license fees as set forth in Attachments E and F, for and on behalf of Purchaser until Closing and such
-------------------
revenues and expenses shall be settled at Closing.

     1.5  TITLE COMMITMENTS AND SURVEYS.
          -----------------------------

     Purchaser may order (1) commitments for owner's title insurance policies regarding the Owned Real Estate and lessee's title insurance policies regarding the Leased Real Estate, and/or (ii) surveys regarding such of the Real Estate as Purchaser elects. The cost of the foregoing title insurance policies and surveys shall be borne by Purchaser.

     1.6  CLOSING DATE AND PLACE.  The closing of the purchase and sale of the
          ----------------------
Assets (the "CLOSING") shall take place at 41 11 East 37th Street North, in Wichita, Kansas, or by mail, on February 25, 1999. (The date of Closing shall sometimes be referred to herein as the "CLOSING DATE"). Tile Purchase Price shall be reduced by the "Adjustment Value" (as indicated in Exhibit A) for each
                                                            ------- -
parcel of (a) Owned Real Estate for which Seller is unable to deliver marketable title for the site in which Purchaser is purchasing a fee simple, (b) Leased Real Estate for which Seller is unable to deliver and assign a "leasehold" interest entitling Purchaser to maintain and operate a multi-user telecommunication tower facility (the "INTENDED USE") or (e) Owned or Leased Easement Property for which Seller is unable to deliver an "easement' interest permitting Purchaser's Intended Use. The Purchase Price for the Assets shall be paid by Purchaser at Closing. The operation of Seller's Towers, Improvements, Real Estate and Antenna Space Leases to the close of business through the Closing Date shall be for the account of Seller and thereafter for the account of Purchaser. Expenses, including but not limited to utilities, personal property taxes, rents, and real property taxes, shall be prorated between Seller and Purchaser as of the close of business on the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within sixty (60) days following tile Closing Date. At the Closing, Seller shall deliver to Purchaser the following:


____________________

/5/  The appropriate purchase price.

/6/  An amount equal to approximately 86% of the purchase price.

     (a) one or more assignments of leases conveying all of the Leased Real Estate to Purchaser in substantially the same form as set forth in Attachment A;
                                                                   ------------

     (b) one or more bills of sale from Seller conveying all of the lowers and Improvements to Purchaser, in substantially the same the form as set forth in Attachment B;
------------

     (c) one or more assignments of leases conveying all of tile Antenna Space Leases to Purchaser in substantially the sign form as set forth in Attachment C;
                                                                   ------------

     (d) one or more transfer of interest in real property in substantially the same form as set forth in Attachment D;
                          ------------

     (e) copy of the resolutions of Seller's board of directors and shareholders, authorizing the execution, delivery and performance of this Agreement and any other agreement to be entered into by Seller in connection herewith, and the transactions contemplated hereby;

     (f) all necessary consents of third parties, including without limitation, the consent of tile lessors under the Leased Real Estate to be assigned to and assumed by Purchaser hereunder; and

     (g) such other assignments, bills of sale, or instruments of conveyance, certificates of officers, and other documents as reasonably may be requested by Purchaser prior to the Closing to consummate this Agreement and the transactions contemplated hereby.

     1.7  SELLER'S OPERATION OF IMPROVEMENTS AND REAL ESTATE PRIOR TO CLOSING.
          -------------------------------------------------------------------
Seller agrees that between the date of this Agreement and the Closing Date, Seller shall:

     (a) continue to operate the Towers, Improvement. and Real Estate in tile usual and ordinary course of business and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business organization and preserve the continued operation of its business with its customers, suppliers, and other!: having business relations with Seller;

     (b) not assign, sell, sublease, lease, license or otherwise transfer or dispose of any of the Assets, whether now owned or hereafter acquired;

     (c) maintain all of its Assets in their present common, reasonable wear and tear and ordinary usage excepted; and

     (d) maintain all governmental permits and approves affecting the Real Estate or the operation of the Towers and Improvements.

     1.8  ACCESS TO REAL ESTATE AND INFORMATION.  At reasonable times prior to
          -------------------------------------
the Closing Date, Seller shall provide Purchaser and its representatives with reasonable access during business hours to the assets, titles, contracts, and records of Seller and furnish such additional information concerning Sellers business as Purchaser from time to time may reasonably request.

     1.9  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.  The obligation of
          -----------------------------------------------
Purchaser to purchase the Assets is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by Purchaser:

     (a)  Representations, Warranties ,ind Covenants of Seller.  The
          ----------------------------------------------------
representations and warranties of Seller contained herein and the information contained in the Schedules and any other documents delivered by Seller in connection with this Agreement shall be true and correct in all material respects at the Closing; and Seller shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it or prior to the Closing.

     (b)  Consents.  Purchaser shall have obtained the consent of the lessor
          --------
under the Land Leases (if required by the Land Leases) to the assignments of such agreements to Purchaser.

     (c)  Conditions of the Business.  There shall have been no material adverse
          --------------------------
change in the Assets or the manner of operation of the Assets prior to the Closing Date.

     (d)  No Suits or Actions.  At the Closing Date no suit, action, or other
         -------------------
proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

     (e)  Investigation of Title.  Purchaser shall have the right to obtain a
          ----------------------
title report or commitment for a title policy from a title insurance company of its choice for each Real Estate or to rely upon any investigation of title made by or on behalf of Seller. If such title report shows any defects of title or liens or encumbrances which has a material adverse affect on Purchaser's ability to use the Real Estate for the Intended Use, Purchaser shall have the right to avoid the transfer of the Assets for that Real Estate.

     (f)  Surveys.  Purchaser shall have the right to have each Real Estate
          -------
surveyed and to have structural tower studies, radio frequency engineering and other engineering analyses performed. In the event that any defects are shown by the survey or the engineering analyses, which have a material adverse affect on Purchaser's ability to use the Real Estate for the Intended Use, Purchaser shall have the right to avoid the transfer of the Assets for that Real Estate.

     (g)  Accuracy of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made in this Agreement by Purchaser shall be true as of the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date, and Purchaser shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

     (h)  Business Due Diligence.  Purchaser shall have the right to inspect the
          ----------------------
Improvements and Real Estate being conveyed with each Tower to determine the suitability of tile Improvements and Real Estate for the Intended Use.

     The occurrence of any event which effectively prohibits Purchaser's use of a Real Estate for the Intended Use shall relieve Purchaser from any obligation to acquire the Real Estate in question and Purchaser shall receive a reduction in the Purchase Price to be paid at Closing based upon the Adjustment Value of the Purchase Price as indicated in Exhibit A for that Real Estate as a result of
                                   ---------
the exclusion of these Assets.

     1.10 Termination.  Anything herein or elsewhere to the contrary
          -----------
notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

     (a)  By mutual consent of Seller and Purchaser, without liability;

     (b) By Purchaser, upon written notice to Seller, given at any time before the Closing Date if the representations and warranties of Seller contained herein were materially incorrect when made or would be materially incorrect on the Closing Date or if any other material agreement contained in this Agreement and required to be performed by Seller on or prior to the Closing Date has not been performed and such breach, violation or nonperformance is not cured within fourteen (14) days of such notification of intent to terminate;

     (c) By Seller, upon written notice to Purchaser, given at any time before the Closing Date if the representations and warranties of Purchaser contained in this Agreement were materially incorrect when made or would be materially incorrect on the Closing Date, or if any other material agreement contained herein and required to be performed by Purchaser on or prior to the Closing Date has not been performed and such breach, violation or non-performance is not cured within fourteen (14) days of such notification of intent to terminate;

     (d) By either Seller or Purchaser in writing, without liability, if any governmental or third party consent, authorization or approval has been conclusively denied or refused with respect to the transaction as a whole or if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Purchaser or Seller from consummating the transactions contemplated hereby, provided that Purchaser and Seller shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within thirty (30) days after entry, by any such court or governmental or regulatory agency.

     1.11 RISK OF LOSS.  The risk of loss, damage, or destruction to the Assets
          ------------
including any of the equipment, inventory, or other personal property to be conveyed to Purchaser under this

Agreement shall be home by Seller to the time of Closing. In the event of such loss, damage, or destruction, Seller, to the extent reasonable, shall replace the lost property or repair or cause to repair the damaged property to its condition prior to the damage. If replacement, repairs, or restorations are not completed prior to Closing, then the purchase price shall be adjusted by an amount agreed upon by Purchaser and Seller that will be required to complete the replacement, repair, or restoration following Closing. If, prior to Closing, any of the Towers are materially damaged or destroyed, then the Purchase Price shall be reduced by the Adjustment Value for that particular Tower as indicated in Exhibit A unless arrangements for repair satisfactory to all parties involved
---------
are made prior to Closing, and that Tower and related Improvements and Real Estate shall not be transferred as part of this Agreement. Seller agrees to maintain fire and extended coverage casualty insurance through and including the date of Closing covering all of the Towers and Improvements in an amount not less than the full replacement value of all of the Towers and Improvements.

     1.12 Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made in this Agreement shall survive the Closing for a period of one
(1) year from the Closing Date, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement prior to Closing shall immediately give written notice thereof to all other parties to this Agreement.

     1.13 TAXES.
          -----

     (a) Without delaying Closing, both Purchaser and Seller agree to accommodate the other party in completing the purchase and/or sale of some or all of the Real Estate in a transaction which qualifies as a tax-deferred exchange under Section 1031 of the Internal Revenue Code, as amended. Such accommodation shall include permitting a party to assign its rights hereunder to a qualified intermediary. A party contemplating this transaction as a tax-deferred exchange shall indemnify the other party against any additional costs, fees, or liabilities sustained by the other party which arise directly on account of the tax-deferred exchange.

     (b) Purchaser shall be responsible for all applicable sales, use, gross receipts and similar taxes levied on part or all of the sale of the Assets, including, but not limited to, sales, use, gross receipts and similar taxes. Purchaser shall pay the cost of recording the assignment and bill of sale and other instruments, and the cost of any transfer tax, documentary stamps or similar taxes or fees due as a result of the sale of the Assets. Purchaser agrees to indemnify Seller for any and all sales, use, gross receipts and similar taxes, penalties and interest imposed on Seller based on the sale of the Assets. To the extent the sale of the Assets is a sale of tangible personal property (corporeal movables), Purchaser and Seller intend for this sale to qualify as an isolated or occasional sale of tangible personal property. Purchaser shall cooperate with Seller to provide any applicable exemption certificates or other documentation necessary to obtain available tax exempt status for the sale of the Assets.

     1.14 HSR FILING.  The Seller and Purchaser shall either (i) obtain an
          ----------
opinion of reputable counsel prior to January 10, 1999 stating that the transaction contemplated by this Agreement does not require a filing under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") or (ii) have submitted the governmental filings required under the HSR Act to consummate the transactions contemplated hereby prior to January 23, 1999. All costs and expenses of any opinion of counsel shall be home by Purchaser and any governmental filing fees required under the HSR Act shall be shared equally by Purchaser and Seller.

     2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     Seller hereby represents and warrants to Purchaser, knowing and intending that Purchaser shall rely thereon in entering into this Agreement and performing the obligations on its part to be performed hereunder, that the following representations and warranties (including the schedules relating thereto) are true and correct on the date hereof-

     2.1  ORGANIZATION, STANDING, POWER.
          -----------------------------

     (a)  Seller is a _______________________________ duly organized, validly existing and in good standing under the laws of the State of ________, and is duly qualified to do business and in good standing in each other state where the nature of its activities requires such qualification. Seller has full corporate authority to execute and deliver this Agreement and any other agreement to be executed and delivered by Seller in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action. No other corporate proceedings by Seller will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement constitutes a valid and binding Agreement of Seller in accordance with its terms.

     (b) Seller has the power and authority to own and lease all of the properties owned and leased by it in connection with the Assets.

     (c)  Conflict with Other Agreements, Consents and Approvals. With respect
          ------------------------------------------------------
to (i) the articles of incorporation or bylaws of Seller, (ii) any contract to which Seller is a party or may be bound, or (iii) any judgment, order, injunction, decree or ruling of any court to which Seller is a party or subject, the execution and delivery by Seller of this Agreement and any other agreement to be executed and delivered by Seller in connection herewith and the consummation of the transactions contemplated hereby will not (a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, (b) require any authorization, consent, approval, exemption or other action by any court which has not been obtained, or any notice to or filing with any court which has not been given or done, or (c) require the consent of any third party except as may be disclosed by Seller in writing to Purchaser within ten (10) days of the execution of this Agreement.

     (d)  Compliance with Laws.  To the best of Seller's knowledge, Sellers use
          --------------------
and occupancy of the Assets, wherever located, has been in compliance with allapplicable federal, state, local or other governmental laws or ordinances, the non-compliance with which, or the violation of which, might have a material adverse affect on the Assets, the Assumed Liabilities or the financial condition, results of operations or anticipated business prospects of Purchaser, and Seller has received no claim or notice of violation with respect thereto. Without in any way limiting the generality of the foregoing, to the best of Seller's knowledge, Seller is in compliance with, and is subject to no liabilities under, any and all applicable laws, governmental rules, ordinances, regulations and orders pertaining to the presence, management, release, discharge, or disposal of toxic or hazardous waste material or substances, pollutants (including conventional pollutants) and contaminants. To the best of Seller's knowledge, Seller has obtained all material permits, licenses, franchises and other authorizations necessary for the conduct of its business.

     (e)  Litigation.  Seller has no knowledge of any claim, litigation,
          ----------
proceeding, or investigation pending or threatened against Seller that might result in any material adverse change in the condition of Assets being conveyed under this Agreement.

     (f)  Brokerage.  Except for the use of First Union Capital Markets Group,
          ---------
Seller has not employed any broker, finder or similar agent in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or similar compensation.

     (g)  Real Estate Acquisition. To the best of Seller's knowledge, Seller has
          -----------------------
performed the following tasks or obtained, if necessary, the following governmental approvals as the case may be for each Real Estate:

          (i) filed and obtained from the Federal Aviation Administration registration numbers for the Towers;

          (ii) filed and obtained or has otherwise complied with any and all necessary federal, state and local governmental laws, regulations and ordinances including but not limited to zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which were required for the development of the Towers;

     (h)  Title and No Defaults.  To the best of Seller's knowledge, Seller
          ---------------------
represents and warrants the following with regard to each Real Estate:

          (i) it has good and marketable fee simple title to the Owned Real Estate and the Owned Easement Property free and clear of any liens, encumbrances or mortgages, except the following (the "PERMITTED LIENS"); liens for taxes not yet due, and minor irregularities in title that do not affect the marketability thereof or the use or enjoyment thereof for the purposes of operating the Assets;

          (ii) it has a good and marketable leasehold interest in and to the Leased Real Estate and the Leased Easement Property and remain valid and in full force and effect;

          (iii) it has good and marketable title to the Towers and Improvements free and clear of any liens, encumbrances or mortgages;

          (iv) Seller has paid in full as of the date of this Agreement all sums due and owing those vendors which have performed services or provided materials in conjunction with each Real Estate;

          (v) Seller is not in default under any of the terms of any of the Leased Real Estate or Leased Easement Property, and Seller has not received actual or constructive notice of the existence of any event which, with the passage of the or the giving of notice or both, would constitute a default by Seller under any of the Leased Real Estate or the Leased Easement Property. All applicable rent and other charges and payments due the lessor under the Leased Real Estate and Leased Easement Property have been paid in full to the date hereof (except reimbursements for real estate taxes, insurance, utilities or other reimbursements, if any, due for fiscal periods to the extent not yet payable) and shall continue to be paid when due through the Closing Date;

          (vi) Neither Seller nor the sublessee, licensee or occupant under the Antenna Space Lease are in default under any of the terms of the Antenna Space Lease, and Seller has not received actual or constructive notice of the existence of any event which, with the passage of time or the giving of notice or both, would constitute a default under the Antenna Space Lease. All applicable rent and other charges and payments due Seller from the sublessee, lessee, licensee or occupant tinder the Antenna Space Leases have been paid in full through the date hereof (except reimbursements for real estate taxes, insurance, utilities or other reimbursements, if any, due for fiscal periods to the extent not yet payable).

     2.2  BINDING OBLIGATION.  The execution and delivery of this Agreement by
          ------------------
Seller and the performance by Seller of the transactions contemplated by this Agreement have been duly authorized by all required action of Seller and will not violate any judgment, indenture, agreement or contract to which Seller is a party or by which Seller is bound. This Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

     2.3  ZONING.  To the best of Seller's knowledge, Seller's use of the Real
          ------
Estate is not in violation of any zoning, building code, or similar laws affecting land use. Seller has not received any notice and has no knowledge of any condemnation or rezoning pending or threatened with regard to the Real Estate. To the best of Seller's knowledge, the present use and operation of the Real Estate is, and as of the date of Closing will be, and the transfer of the Real Estate to Purchaser will be, in full compliance with all applicable building codes, zoning and land use laws, subdivision regulations and other local, state and federal laws and regulations.

     2.4  CONDITION OF TOWERS.  To the best of Seller's knowledge, the Towers
          -------------------
are accurately described as to location, height, and type of construction on Exhibit A.
---------

     2.5  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  None of the
          ------------------------------------------
representations or warranties of Seller contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Seller knows of no fact that has resulted, or that in the reasonable judgment of Seller will result in a material change in the assets that has not been set forth in this Agreement or otherwise disclosed to Purchaser.

     2.6  TOWER SPACE LICENSE AGREEMENT.  At Closing, Seller agrees to execute
          -----------------------------
the Tower Space License Agreement in substantially the same form as is attached hereto as Attachment E.
          ------------

     2.7  ACCESS AND EASEMENT AGREEMENT.  At Closing, Seller agrees to execute
          -----------------------------
the Access and Easement Agreement in substantially the same form as is attached hereto as Attachment F.
          ------------


     3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

          Purchaser hereby represents and warrants to Seller, knowing and intending that Seller shall rely thereon in entering into this Agreement and performing the obligations on its part to be performed hereunder, that the following representations, warranties and covenants are true and correct on the date hereof:

     3.1  ORGANIZATION, STANDING, POWER.
          -----------------------------

     (a)  Organization and Standing.  Purchaser is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of the State of Wyoming, and is duly qualified to do business and in good standing in each other state where the nature of its activities requires such qualification. Purchaser has full corporate authority to execute and deliver this Agreement and any other agreement to be executed and delivered by Purchaser in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action. No other corporate proceedings by Purchaser will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement constitutes a valid and binding Agreement of Purchaser in accordance with its terms.

     (b)  Conflict with Other Agreements, Consents and Approvals.  With respect
          ------------------------------------------------------
to (i) the articles of incorporation or bylaws of Purchaser, (ii) any contract to which Purchaser is a party or may be bound, or (iii) any judgment, order, injunction, decree or ruling of any court to which Purchaser is a party or subject. the execution and delivery by Purchaser of this Agreement and any other agreement to be executed and delivered by Purchaser in connection herewith and the consummation of the transactions contemplated hereby will not (a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, (b) require any authorization, consent, approval, exemption or other action by any court which has not been obtained, or any notice to or filing with any court which has not been given or done, or (c) require the consent of any third party except as may be disclosed by Purchaser in writing to Seller within ten (10) days of the execution of this Agreement.

     (c)  Brokerage.  Purchaser has not employed any broker, finder or similar
          ---------
agent in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or similar compensation.

     3.2  BINDING OBLIGATION.  Tile execution and delivery of this Agreement by
          ------------------
Purchaser and the performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all required action of Purchaser and will not violate any judgment, indenture, agreement or contract to which Purchaser is a party or by which Purchaser is bound. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms.

     3.3  ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the
          ------------------------------------------
representations or warranties of Purchaser contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading.

     3.4  TOWER SPACE LICENSE AGREEMENT.  At Closing, Purchaser shall execute
          -----------------------------
the Tower Space License Agreement in substantially the same form as is attached hereto as Attachment E.
          ------------

     3.5  ACCESS AND EASEMENT AGREEMENT.  At Closing, Purchaser agrees to
          -----------------------------
execute the Access and Easement Agreement in substantially the same form as is attached hereto as Attachment F.
                   ------------

     3.6  UTILITIES. Purchaser may acquire and obtain utility service for the
          ---------
Towers identifiably and measurably separate from that used by Seller, and if not obtained, Purchaser shall promptly reimburse Seller for such utility services paid by Seller.

                             4.  INDEMNIFICATION

     4.1  INDEMNIFICATION BY SELLER.  From and after completion of the Closing,
          -------------------------
Seller will indemnify, defendant hold harmless Purchaser and its shareholders and officers, and its and their respective affiliates, and the shareholders, directors, officers, partners, employees, agents, successors and assigns of any such person, from and against:

     (a) All losses, damages, liabilities, deficiencies or obligations of or to Purchaser or any such other indemnified person resulting from or arising out of
(i) any breach of any representation or warranty made by Seller in this Agreement, (ii) any act or omission of Seller with respect to, or any event or circumstances related to, the ownership or operation of the Assets which act, omission, event or circumstance occurred or existed prior to or at the Closing Date, without regard to whether a claim with respect such matter is asserted before or after the Closing Date.

     (b) All claims, actions, suits, proceedings, damages, judgments, assessments, fines, interest, penalties, reasonable costs and expenses (including settlements costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

     4.2  INDEMNIFICATION BY PURCHASER FROM AND AFTER THE COMPLETION OF THE
          -----------------------------------------------------------------
CLOSING. Purchaser shall indemnify, defend and hold harmless Seller, and
-------
Seller's employees, agents, successors and assigns, from and against:

     (a) All losses, damages, liabilities, deficiencies or obligations of or to Seller or any such other indemnified person resulting from or arising out of (i) any breach of any representation or warranty made by Purchaser in this Agreement, (ii) the breach of any covenant, agreement or obligation of Purchaser contained in this Agreement, (iii) any act or omission of Purchaser with respect to, or any event or circumstance related to, the ownership or operation of the Assets which act, omission, event or circumstance occurs after the Closing date, or (iv) the failure by Purchaser to perform any of its obligations with regard to the Assumed Liabilities; and

     (b) All claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, reasonable costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

     4.3  PROCEDURES; THIRD-PARTY CLAIMS.  (a)  If a claim to which the
          ------------------------------
indemnification provisions of this Article 4 apply arises out of any suit, claim or other assertion of liability by a third party (hereinafter referred to collectively as the "CLAIMS" and individually as a "CLAIM"), the indemnified party agrees to promptly give written notice to the indemnifying party of the existence of such Claim.

     (b) The obligations and liabilities of the parties hereto with regard to their respective indemnities hereunder resulting from any Claim shall be subject to the following additional terms and conditions:

          (i) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of or opposition to such Claim.

          (ii) In the event that the indemnifying party shall elect not to undertake such defense or opposition, or within fourteen (14) days notice of any such Claim the indemnified party shall fail to defend or oppose such Claim, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

          (iii) Anything in this Article 4 to the contrary notwithstanding: (A) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party, the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim, (B) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release of the indemnified party by the claimant or the plaintiff to such Claim from all liability regarding said Claim, and (C) in the event that the indemnifying party undertakes defense of or opposition to its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party, and their respective counsel or other representatives, shall cooperate in good faith with respect to such Claim.

          (iv) No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to such Claim or other similar Claims.

                                 5.  NOTICES

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when either personally served or mailed by certified or registered mail, return receipt requested, at the addresses set forth on the signature page of this Agreement or to such other address or to such other persons as Purchaser or Seller shall have last designated by written notice to the other party hereto.


                              6.   MISCELLANEOUS

     (a)  Benefits.  This Agreement shall inure to the benefit of and be binding
          --------
upon the parties hereto and their respective successors and assigns.

     (b)  Further Assurances. The parties hereto agree and acknowledge that they
          ------------------
shall execute and deliver any and all additional writings, instruments, and other documents contemplated hereby or referred to herein, and shall take such further action as is reasonably required in order to effectuate the terms and conditions of this Agreement.

     (c)  Governing Law.  This Agreement shall be governed by and construed
          -------------
according to the laws of Kansas.

     (d)  Article Headings. The article headings contained in this Agreement are
          ----------------
for reference purposes only, and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     (e)  Costs and Expenses.  Purchaser and Seller shall each pay all of their
          ------------------
own costs and expenses, including attorneys' fees, relating to the execution and delivery of this Agreement and the consummation of all transactions contemplated herein.

     (f)  Assignment.  Purchaser may freely assign its rights and obligations
          ----------
under this Agreement to an affiliate. All consents required hereunder shall include the consent to the assignment of the agreement or the instrument iii question to either Purchaser or its affiliate. Except as set forth above, neither Seller nor Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

     (g)  Modification.  This Agreement shall not be amended, modified or
          ------------
supplemented at any time except by a writing executed by the parties hereto. No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations which have heretofore matured hereunder.

     (h)  Cumulative Rights; Waiver.  Each and every right granted to a party
          -------------------------
hereunder, or in any other document contemplated hereby, delivered hereunder or executed concurrently herewith, or by law or in equity, shall be cumulative and may be exercised at any time, or from time to time. No failure on the party of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or tile exercise of any other right. The failure of any party at any time, or from time to time, to require performance by any other party of any term, condition or provision of this Agreement shall in no way alter or otherwise affect the right of such party at a later time to enforce the same. No waiver by any party of any condition hereunder or of the breach of any term, covenant or provision contained in this Agreement, whether by conduct or otherwise, at any time or from time to time, shall be deemed to be or be construed as a further or continuing waiver of any such condition or breach or as a waiver of any other condition or of any other or subsequent breach of the same or any other term, covenant or provision.

     (i) Confidentiality.  The parties will keep the existence and terms of this
         ---------------
Agreement, including, without limitation, the Purchase Price, confidential and will not disclose the same to any person, except for disclosures required by law, disclosures on tax returns, disclosures to employees of Purchaser or Seller who have a need to know such information, and to attorneys, accounts and similar advisors of Purchaser or Seller.

     (j) Survival.  Any of the terms and covenants contained in this Agreement
         --------
which require the performance of either party after the Closing shall survive the Closing and delivery of the deed for a period of one (1) year from the Closing Date.

     (k) Waiver.  Failure of either party at any time to require performance of
         ------
any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

     (l) Presumption.  This Agreement or any section thereof shall not be
         -----------
construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     (m) Pronouns and Plurals.  All pronouns and any variations thereof shall be
         --------------------
deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

     (n) Entire Agreement.  This Agreement contains the entire understanding
         ----------------
between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement except for that certain Access and Indemnification Agreement between Seller and Purchaser dated December 10, 1998 and amended December 22, 1998, which shall remain binding upon Seller and Purchaser and shall govern Purchaser's access to the Assets until Closing.

     (o) Agreement Binding.  This Agreement shall be binding upon the heirs,
         -----------------
executors, administrators, successors and assigns of the parties hereto.

     (p) Further Action.  The parties hereto shall execute and deliver all
         --------------
documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

     (q) Good Faith, Cooperation and Due Diligence.  The parties hereto
         -----------------------------------------
covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

     (r) Counterparts.  This Agreement may be executed in several counterparts
         ------------
and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

     (s) Parties in Interest.  Nothing herein shall be construed to be to the
         -------------------
benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     (t) Savings Clause.  If any provision of this Agreement, or the application
         --------------
of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed, sealed and delivered as of the date first above written.


WITNESS:                             PURCHASER:  WESTOWER LEASING INC.


                                     ______________________________________
                                     BY: RICHARD HAMLIN

                                     TITLE: VICE-PRESIDENT

                                     ADDRESS: 2653 151ST PLACE NE
                                              REDMOND, WASHINGTON  98052


WITNESS:                             SELLER:  [APPROPRIATE KOCH COMPANY]



                                     ______________________________________
                                     BY:  JEFF  HARDESTY

                                     TITLE: AGENT

                                     ADDRESS:  4111 EAST 37TH STREET NORTH
                                               WICHITA, KANSAS 67220

                                   EXHIBIT A
                                   ---------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
                          [APPROPRIATE KOCH COMPANY]

                                    TOWERS
                                    ------


                                   HEIGHT         TOWER          ADJUSTMENT
 NAME          LOCATION            (FEET)         TYPE              VALUE











  [List that will be furnished to the Securities and Exchange Commission upon request.]

                                   EXHIBIT B
                                   ---------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

                         OWNED REAL ESTATE TO BE SOLD
                         ----------------------------


  [List that will be furnished to the Securities and Exchange Commission upon request.]

                                   EXHIBIT C
                                   ---------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

                       LEASED REAL ESTATE TO BE ASSIGNED
                       ---------------------------------


  [List that will be furnished to the Securities and Exchange Commission upon request.]

                                   EXHIBIT D
                                   ---------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

                OWNED REAL ESTATE TO BE GRANTED ACCESS/EASEMENT
                -----------------------------------------------


  [List that will be furnished to the Securities and Exchange Commission upon request.]

                                   EXHIBIT E
                                   ---------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

               LEASED REAL ESTATE TO BE GRANTED ACCESS/EASEMENT
               ------------------------------------------------


  [List that will be furnished to the Securities and Exchange Commission upon request.]

                                   EXHIBIT F
                                   ---------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

                              ASSUMED LIABILITIES
                              -------------------


  [List that will be furnished to the Securities and Exchange Commission upon request.]

                                   EXHIBIT G
                                   ---------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

                               ESCROW AGREEMENT
                               ----------------

                               ESCROW AGREEMENT
                               ----------------


     The undersigned (each a PARTY and collectively the PARTIES) hereby nominate, constitute and appoint First American Title Insurance Company as Escrow Agent (ESCROW AGENT), to hold the funds, securities, property and/or documents enumerated on Exhibit 1 attached hereto in escrow upon the following
                        ---------
terms and conditions:

                               Main Transaction
                               ----------------

     1. The PARTIES have entered into an agreement or agreements (AGREEMENT) described in Exhibit 3 attached hereto.
             ---------

     AGREEMENT OF ESCROW AGENT

     2. The ESCROW AGENT is apprised of the terms and conditions of the AGREEMENT and agrees to act, without fee, in accordance therewith and the instructions herein.

     ITEMS IN ESCROW
     ---------------

     3. The PARTIES hereby deliver to the ESCROW AGENT the funds, securities, property and/or documents enumerated on Exhibit I or hereby undertake to deliver
                                        ---------
the items enumerated on Exhibit I in accordance with the AGREEMENT.
                        ---------

     INSTRUCTIONS AND CONDITIONS
     ---------------------------

     4. The PARTIES hereby instruct the ESCROW AGENT to act in accordance with the instructions attached hereto as Exhibit 2.
                                    ---------

     COMMENCEMENT AND TERMINATION
     ----------------------------

     5. The escrow established by this Escrow Agreement shall commence on the date hereof or upon delivery of the items enumerated in Exhibit 1 and shall
                                                        ---------
terminate in accordance with the instructions and conditions contained on
Exhibit 2.
---------

     DEPOSIT OF FUNDS
     ----------------

     6.   Unless contrary instructions are contained in Exhibit 2, any funds
                                                        ---------
deposited hereunder may be deposited by the ESCROW AGENT in its special, client's or escrow account and need not be segregated from other trust or escrowed funds held by him.

     DELIVERY BY MAIL
     ----------------

     7. The ESCROW AGENT shall deliver any funds (via wire or in the form of checks or money orders), any securities, property or documents by certified or registered mail, return receipt requested, as directed by the PARTY to whom the item is to be sent.

     RECEIPTS
     --------

     8. Any party or the ESCROW AGENT may, at its option, demand a receipt acknowledging delivery of any funds, securities, property or documents.

     INDEMNITY AND DISPUTES
     ----------------------

     9. In the event the ESCROW AGENT before the termination of the escrow receives or becomes aware of conflicting demands or claims with respect to this escrow or the rights of any of the PARTIES hereto, or any funds, securities, property or documents deposited herein or affected hereby, if requested in writing by either party, the ESCROW AGENT shall initiate a suit and interplead all sums into the appropriate state court located in Sedgwick County, Kansas.

     The PARTIES hereto jointly and severally agree to pay all costs, damages, judgments and expenses, including reasonable attorneys' fees, suffered or incurred by the ESCROW AGENT in connection with or arising out of this Escrow Agreement. In the event the ESCROW AGENT files a suit in interpleader, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon him by this Escrow Agreement.

     LIABILITY OF ESCROW AGENT
     -------------------------

     10. The ESCROW AGENT shall have no obligations, liabilities or duties whatsoever, except as set forth in the Asset Acquisition Agreement. The ESCROW AGENT shall not be liable for any loss, costs, damages or expenses related to the exercise of its duties herein except for any act or omission caused by the gross negligence or willful misconduct of ESCROW AGENT.

     NOTICES
     -------

     11. Any notice required to be given hereunder or which may be given hereunder to any PARTY or to the ESCROW AGENT shall be in writing and shall be personally delivered or mailed by reputable overnight carrier or certified mail, return receipt requested, with postage prepaid, to the PARTIES at their respective addresses set forth on Exhibit 4 attached hereto.
                                  ---------

     CHANGE OF ADDRESS OR REPRESENTATIVE
     -----------------------------------

     12. Any party hereto may, by notice delivered to the ESCROW AGENT and the other PARTIES, change its address for purposes of this Escrow Agreement or its designated representative if one be designated herein.

     MODIFICATION
     ------------

     13. The ESCROW AGENT shall not be bound by any modification of this Escrow Agreement or any agreement incorporated by reference herein, unless there is delivered to the ESCROW AGENT a written modification signed by the PARTIES. No such modification shall, without the consent of the ESCROW AGENT, modify the provisions of the Escrow Agreement relating to the duties, obligations or rights of the ESCROW AGENT.

     BENEFIT
     -------

     14. This Escrow Agreement shall be binding upon and inure to the benefit of the PARTIES and their heirs, executors, administrators, successors and assigns.

     CONSTRUCTION
     ------------

     15. This Escrow Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the PARTIES have hereunto set their hands and seals this 30th day of December, 1998.

WESTOWER LEASING INC.            KOCH OIL COMPANY
                                 a division of Koch Industries, Inc.

By___________________________    By: ________________________________________
   Richard Hamlin, President         B.R. Caffey, Executive Vice President


                                 KOCH GATEWAY PIPELINE COMPANY

                                 By: ________________________________________
                                     Jeff Hardesty, Agent


                                 KOCH MIDSTREAM SERVICES COMPANY

                                 By: ________________________________________
                                     Jeff Hardesty, Agent


                                 GULF CENTRAL PIPELINE COMPANY

                                 By: ________________________________________
                                     Jeff Hardesty, Agent


                                 MINNESOTA PIPELINE COMPANY

                                 By: ________________________________________
                                     Jeff Hardesty, Agent

   The undersigned, intending to be legally bound, hereby agrees to act as ESCROW AGENT under and pursuant to this Escrow Agreement.

                         FIRST AMERICAN TITLE COMPANY, INC.


                         By:________________________________________________

                         Address:

                         ___________________________________________________

                         ___________________________________________________

                                   EXHIBIT 1
                                   ---------


                           1.   $16,500,000 (Funds).

                                   EXHIBIT 2
                                   ---------

   1. Escrow Agent shall disburse the Funds in accordance with the terms of the AGREEMENT.

   2.     The Funds shall be held in an interest-bearing account.

                                   EXHIBIT 3
                                   ---------

     1. Asset Acquisition Agreement dated as of December 30, 1998 between Koch Oil Company and Westower Leasing Inc.

     2. Asset Acquisition Agreement dated as of December 30, 1998 between Koch Gateway Pipeline Company and Westower Leasing Inc.

     3. Asset Acquisition Agreement dated as of December 30, 1998 between Koch Midstream Services Company and Westower Leasing Inc.

     4. Asset Acquisition Agreement dated as of December 30, 1998 between Gulf Central Pipeline Company and Westower Leasing Inc.

     5. Asset Acquisition Agreement dated as of December 30, 1998 between Minnesota Pipe Line Company and Westower Leasing Inc.

                                   EXHIBIT 4
                                   ---------


               Koch Industries, Inc.
               4111 East 37th Street
               North Wichita, KS 67220
               Attention:  Robert Pothier, Esquire
               Tel. No. 316-828-5354
               Fax No. 316-828-3133


               Westower Leasing Inc.
               17876 55th Street
               Surrey, BC
               V3S 6C8 Canada
               Attention: Richard Hamlin
               Tel. No. 604-576-4755
               Fax No. 604-576-4855


               with copy to:

               Robert D. Lane, Jr., Esquire
               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA 19103
               Tel. No. 215-963-5174
               Fax No. 215-963-5299

                                 ATTACHMENT A
                                 ------------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

                           ASSIGNMENT OF LAND LEASES
                           -------------------------


  [List that will be furnished to the Securities and Exchange Commission upon request.]

                           ASSIGNMENT OF LAND LEASE
                           ------------------------


     THIS ASSIGNMENT OF LAND LEASE AGREEMENT (this "AGREEMENT") is made and entered into as of the 30th day of December, 1998, by and between WESTOWER LEASING INC., a Wyoming corporation ("PURCHASER"), and [APPROPRIATE KOCH COMPANY], a ________ corporation ("SELLER").

     WHEREAS, Seller has entered into a ground lease agreement, Lease Agreement or other similar agreement (the "LAND LEASE") for the lease of the real property more particularly described in the Land Lease which is attached hereto as Exhibit A (the "PROPERTY") upon which Seller has constructed a tower and related
---------
facilities;

     WHEREAS, Seller desires to assign the Land Lease for said site to Purchaser; and

     WHEREAS, Purchaser desires to develop the tower and certain facilities on the Property and sublease a portion of the space upon the tower facilities to Seller.

     NOW THEREFORE, for and in consideration of the mutual promises outlined herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree as follows:

     1.   ASSIGNMENT.  Seller does hereby assign to Purchaser and Purchaser
          ----------
shall assume and agree to be bound by the Land Lease, or such other contract through which Seller has acquired an interest in the real property which is the subject of the Land Lease together with any easements for ingress, egress and utilities ("EASEMENTS") to the Property.

     2.   COVENANTS OF SELLER. Seller covenants that it:
          -------------------

     (a) unconditionally and absolutely assigns, transfers, sets over and conveys to Purchaser, free and clear of all liens, claims and encumbrances, all of Seller's right, title and interest in, to and under the Land Lease except as such rights may be limited or modified by any (if any) addenda attached to the Land Lease. Seller represents and warrants to Purchaser that all addenda to the Land Lease are attached to this Agreement as part of Exhibit A;
                                                     ---------

     (b) shall warrant, indemnify and defend the leasehold title assigned to Purchaser against the lawful claims of all persons provided that such claim arises as a result of Seller's interest in the Land Lease, but no further or otherwise;

     (c) has no knowledge or notice of any default, defense, offset, claim, demand, counterclaim or cause of action which may presently exist under the Land Lease; and

     (d) irrevocably assigns, transfer, conveys and sets over to Purchaser without warranty or representation and Purchaser accepts from Seller all of the right, title and interest of Seller under each and all of the following items:

          (i) any Federal Aviation Administration application, responses, approvals and registration numbers submitted or received by Seller with respect to the tower proposed to be constructed on the Property;

          (ii) any zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which have been gained or for which Seller has made application;

          (iii) any construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Towers and Improvements on the Property;

          (iv) any geotechnical report for the Property which has been commissioned by Seller;

          (v) any title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may have been produced regarding title to the Property and the Easements;

          (vi) any environmental assessments including phase I reports and any reports relating contemporaneous or subsequent intrusive testing, the "FCC Checklist" performed pursuant to NEPA requirements and any other information which may have been produced regarding the environmental condition of the Property, Easements or neighboring real property; and

          (vii) any other information written or otherwise regarding the due diligence investigation made by Seller or its agents,

                independent contractors or employees regarding the Property or the Easement.

     The items d escribed in paragraphs 2.2(d) may hereinafter be collectively referred to as the "REAL ESTATE ACQUISITION ITEMS"; and

     (e) shall use diligent efforts to assist Purchaser in obtaining an estoppel certificate from the lessor in the Land Lease in substantially the same form as is attached hereto as Exhibit B ("ESTOPPEL CERTIFICATE").
                      ---------

     3.   REPRESENTATIONS AND WARRANTIES OF SELLER. By executing a Real Estate
          ----------------------------------------
Agreement, Seller represents and warrants to Purchaser that:

     (a) the Land Lease has not been amended, modified or assigned in any manner other than as set forth in the Land Lease and that the Land Lease is and remains valid and in full force and effect.

     (b)  Seller has the full right and authority to assign the Land Lease; and

     (c) Seller has paid in full or will pay in full within ten (10) days of the date of this Agreement all sums due and owing those vendors ("SELLER'S VENDORS") which have performed services or provided materials in conjunction with the site which is the subject of this Agreement prior to the date of the assignment including but not limited to the costs incurred in the preparation of the Real Estate Acquisition Items. To the extent that Seller's Vendors are continuing to render services in conjunction with the site which is the subject of the Land Lease after the date of this Agreement, Seller shall be responsible for the costs of those services unless those services have been or are rendered by Seller's Vendors solely as a result of addenda, revisions or modifications that Purchaser may require. Seller shall indemnify and hold harmless Purchaser from and against the costs incurred for goods and services rendered by a Seller Vendor except as provided to the contrary in this paragraph.

     4.   COVENANTS OF PURCHASER.  Purchaser covenants that it shall assume
          ----------------------
Seller's duties and obligations under the Land Lease and shall defend Seller against lawful claims which arise as a result of Purchaser's failure to perform all of the duties and obligations under the Land Lease subsequent to the assumption of the Land Lease hereunder.

     IN WITNESS WHEREOF, Purchaser and Seller have signed this Agreement as of the date and year first above written.

SELLER:                                 PURCHASER:

[APPROPRIATE KOCH COMPANY]              WESTOWER LEASING INC.


BY:  _____________________________      BY:__________________________________
      JEFF HARDESTY, AGENT                   RICHARD HAMLIN, VICE PRESIDENT

                                   EXHIBIT A
                                      TO
                           ASSIGNMENT OF LAND LEASE

                             LAND LEASE AGREEMENT
                             --------------------

                                 ATTACHMENT B
                                 ------------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

                                 BILL OF SALE
                                 ------------

                                 BILL OF SALE


     This BILL OF SALE (this "BILL OF SALE") is executed and delivered by [APPROPRIATE KOCH COMPANY], a corporation ("Seller"), and WESTOWER LEASING INC., a corporation ("Purchaser"), effective as of the 30" day of December, 1998.

                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, Seller and Purchaser have entered into an Asset Acquisition Agreement (the "AGREEMENT") dated as of December 30, 1998, in connection with the sale of certain of Seller's communication towers and the transfer of associated buildings, equipment, land, and tower tenant leases and licenses as further described in the Agreement (the "ASSETS"); and

     WHEREAS, Section 1.3 of the Agreement provides that Seller shall sell, assign, transfer, convey, and deliver or cause to be sold, assigned, transferred, conveyed, and delivered to Purchaser, and Purchaser shall purchase, acquire, and accept from Seller good title in and to all of the Assets, free and clear of all Permitted Encumbrances;

     WHEREAS, the Agreement provides that Seller and Purchaser shall deliver to each other at Closing this Bill of Sale;

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     Unless otherwise defined herein, all capitalized terms used herein shall have the definitions given such terms in the Agreement.


                                  ARTICLE II
                              TRANSFER OF ASSETS
                              ------------------

     2.1  CONVEYANCE.  For and in consideration of the Purchase Price, Seller
          ----------
hereby GRANTS, CONVEYS, SELLS, DELIVERS, TRANSFERS, and ASSIGNS unto Purchaser, as of the date hereof, subject to the terms and provisions of the Agreement, the right, title, and interest of Seller in and to all the Assets.

     TO HAVE AND TO HOLD the Assets, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Purchaser, its successors, assigns, and legal representatives, forever.

     2.2. WARRANTIES, ETC.  (a) EXCEPT AS OTHERWISE SET FORTH IN THE AGREEMENT,
          ---------------
SELLER MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN, CONSTRUCTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE ASSETS BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER AND DELIVERED HEREBY. SUCH ASSETS ARE GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER AND DELIVERED "AS IS" AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF.

     2.3  NO MODIFICATION TO ASSET PURCHASE AGREEMENT.  Nothing in this Section
          -------------------------------------------
2.3 shall operate or be construed to modify, waive, or release any of the express provisions of the Agreement.


                                  ARTICLE III
                                 MISCELLANEOUS
                                 -------------

     3.1. FURTHER ASSURANCE.  Seller from time to time hereafter and without
          -----------------
further consideration, upon request of Purchaser, covenants and agrees to execute and deliver to Purchaser all such other and additional instruments and other documents, and to take all other actions, as may be reasonably necessary to more effectively grant, convey and assign all of the Assets herein and hereby granted, conveyed and assigned, or intended so to be, which are included in the Assets and which are reasonably necessary or desirable to facilitate the recognition of Purchaser's ownership of the Assets by all third par-ties and applicable governmental agencies and authorities. Such separate assignments (i) shall evidence the conveyance and assignment of the applicable Assets herein made and shall not constitute an additional conveyance or assignment of the Assets, (ii) are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth, and (iii) shall be deemed to contain all of the terms and provisions hereof, as fully and to all intents and purposes as though the same were set forth at length in the separate assignments.

     3.2. EFFECT OF CONVEYANCE.  Nothing herein is intended or shall be
          --------------------
construed to modify any of the rights, duties, or obligations of any party under the Agreement.

     3.3. APPLICABLE LAW.  The choice of law provision contained in Section 5(c)
          --------------
of the
Agreement shall be applicable to this Bill of Sale and is incorporated herein for such purpose.

     3.4. SUCCESSORS AND ASSIGNS.  All of the provisions hereof shall inure to
          ----------------------
the benefit of and be binding upon the respective successors and assigns of the parties hereto.

     3.5. TITLES AND CAPTIONS.  All articles or section titles or captions in
          -------------------
this Bill of Sale have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Bill of Sale.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed, effective as of the date and year first written above.


                              [APPROPRIATE KOCH COMPANY]


                              By:_________________________________________


                              Name:________________________________________


                              Title:_____________________________________

                                 ATTACHMENT C
                                 ------------

                                    TO THE

                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

                      ASSIGNMENT OF ANTENNA SPACE LEASES
                      ----------------------------------


  [List that will be furnished to the Securities and Exchange Commission upon request.]

                      ASSIGNMENT OF ANTENNA SPACE LEASES
                      ----------------------------------

     THIS ASSIGNMENT OF ANTENNA SPACE LEASES (this "AGREEMENT") is made and entered into as of the 30th day of December, 1998, by and between WESTOWER LEASING INC., a Wyoming corporation ("PURCHASER"), and [APPROPRIATE KOCH COMPANY], a ________ corporation ("SELLER").

     WHEREAS, Purchaser and Seller have entered into that certain Asset Acquisition Agreement ("PURCHASE AGREEMENT") dated the 30th day of December, 1998 in which Seller conveyed to Purchaser certain communications towers and related facilities ("IMPROVEMENTS");

     WHEREAS, Seller has entered into a lease agreement or other similar agreement with ___________________("_____________") which grants
_____________________ the right to install certain communications antennas and other equipment on a tower and on the ground in the vicinity of the tower (the "ANTENNA SPACE LEASE") for the lease of space on the tower;

     WHEREAS, Seller desires to assign the Antenna Space Lease to Purchaser.

     NOW THEREFORE, for and in consideration of the mutual promises outlined herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree as follows:

     1.   ASSIGNMENT.  Seller does hereby assign to Purchaser and Purchaser
          ----------
shall assume and agree to be bound by the Antenna Space Lease.

     2.   COVENANTS OF SELLER.  Seller covenants that it:
          -------------------

     (a) unconditionally and absolutely assigns, transfers, sets over and conveys to Purchaser, free and clear of all liens, claims and encumbrances, all of Seller's right, title and interest in, to and under the Antenna Space Lease except as such rights may be limited or modified by any (if any) addenda attached to the Antenna Space Lease. Seller represents and warrants to Purchaser that all addenda to the Antenna Space Lease are attached to this Agreement as part of Exhibit A.
        ---------

     (b) shall warrant, indemnify and defend the leasehold title assigned to Purchaser against the lawful claims of all persons provided that such claim arises as a result of Seller's interest in the Antenna Space Lease, but no further or otherwise;

     (c) has no knowledge or notice of any default, defense, offset, claim, demand, counterclaim or cause of action which may presently exist under the Antenna Space Lease; and

     (d) shall use diligent efforts to assist Purchaser in obtaining an estoppel certificate from the lessor in the Antenna Space Lease in substantially the same form as is attached hereto as Exhibit B ("Estoppel Certificate") and shall
                              ---------
notify that all rent due Seller under the Antenna Space Lease shall be due and payable to Purchaser after the date of this Agreement and in the event that rents which are due and accruing after the date of this Agreement are paid to Seller, then in such an event Seller shall promptly tender said sums to Purchaser.

     IN WITNESS WHEREOF, Purchaser and Seller have signed this Agreement as of the date and year first above written.


SELLER:                             PURCHASER:

[APPROPRIATE KOCH COMPANY]          WESTOWER LEASING INC.



BY:________________________         BY:______________________________________
     JEFF HARDESTY, AGENT                RICHARD HAMLIN, VICE PRESIDENT

                                   EXHIBIT A
                                      TO
                      ASSIGNMENT OF ANTENNA SPACE LEASES
                      ----------------------------------

                             ANTENNA SPACE LEASES
                             --------------------

  [List that will be furnished to the Securities and Exchange Commission upon request.]

                                 ATTACHMENT D
                                 ------------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

                                     DEED
                                     ----

[Attached Deed will be furnished to the Securities and Exchange Commission upon request.]

                                 ATTACHMENT E
                                 ------------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
            GULF CENTRAL PIPELINE COMPANY AND WESTOWER LEASING INC.

                         TOWER SPACE LICENSE AGREEMENT
                         -----------------------------

                         TOWER SPACE LICENSE AGREEMENT
                         -----------------------------

     THIS AGREEMENT is made as of this ____ day of ________________ 199__, by and between WESTOWER LEASING INC., a Wyoming corporation ("LICENSOR") and [APPROPRIATE KOCH COMPANY], a corporation ("LICENSEE").

     LICENSOR AND LICENSEE AGREE AS FOLLOWS:

     1.   Scope of License.
          ----------------

          Subject to the terms and conditions of this Tower Space License Agreement ("AGREEMENT"), Licensor hereby grants permission to Licensee to maintain and operate the radio communications equipment described in Exhibit A
                                                                     ---------
annexed hereto ("EQUIPMENT") and replace, if and when necessary, such equipment with equipment substantially similar to the Equipment at Licensor's communications sites also described in EXHIBIT A ("SITES"). In the event
                                       ---------
Licensee desires to add any additional Equipment to any of the Sites, and space is available, EXHIBIT A shall be amended to include such additional Equipment,
              ---------
Licensee shall be allowed to install and operate such Equipment in accordance with the terms herein, and Licensee shall be charged for such Equipment at the then prevailing rate under this Agreement.

     2.   TERM.
          ----

          The term of this Agreement shall commence on ________________, 199__ ("COMMENCEMENT DATE") and shall continue for a period of ten (10) years ("INITIAL TERM"), with two (2) additional five (5) year renewal period(s) ("RENEWAL TERM(S)"). The Renewal Tenn(s) shall commence automatically without further action on the part of Licensor or Licensee; provided, however, that either party may terminate this Agreement at the expiration of the Initial Term or at the expiration of any Renewal Tenn(s) by giving the other party not less than ninety (90) days' prior written notice of its intention to terminate this Agreement. Notwithstanding anything to the contrary contained herein, and provided Licensee is not in default hereunder and shall have paid all rents and sums due and payable to the Licensor by Licensee, Licensee shall have the right to terminate this Agreement in whole or in part upon the fifth anniversary of this Agreement and annually thereafter provided that six (6) months prior notice is given the Licensor.

     3.   FEES.
          ----

          (a) Licensee shall pay to Licensor a monthly fee pursuant to the fee schedule attached as EXHIBIT B ("BASE FEE") during the first year of the Initial
                     ---------
Term of this Agreement, which shall be payable on the first day of every month.

          (b) Effective on the anniversary of the Commencement Date of this Agreement during each year of the Initial Term and any Renewal Term(s), the then current Base Fee payable by Licensee to Licensor shall be increased by two (2%) percent over the Base Fee payable by Licensee for the preceding twelve (I 2) month period.

          (c) Licensee agrees that payment of the Base Fee shall be due and paid without the necessity of a demand or invoice from the Licensor.

          (d) All sums payable hereunder by Licensee shall be payable to Licensor and delivered to 2653 151/st/ Place NE, Redmond, Washington 98052, or to such other address as Licensor shall designate.

     4.   INSPECTION OF SITE.
          ------------------

          The Site(s) shall be provided in "AS IS" condition by Licensor. Licensee has visited and inspected the Site(s) and accepts the physical condition thereof and acknowledges that no representations or warranties have been made to Licensee by Licensor as to the condition of the Site(s), including the tower or towers, as the case may be, and/or the storage facilities, or as to any engineering data. Licensee is responsible for determining all aspects as to the acceptability, accuracy and adequacy of the Site(s) for Licensee's use.

     5.   INSTALLATION, MAINTENANCE AND OPERATING PROCEDURES.
          --------------------------------------------------

          (a) Licensee shall install, maintain and operate its Equipment during the term hereof in compliance with all present and future rules and regulations of any local, State or Federal authority having jurisdiction with respect thereto (including, without limitation, the rules and regulations of the Federal Communications Commission ("FCC") and the Federal Aviation Administration ("FAA")). Prior to the installation of any new Equipment, or any modification or changes to the existing Equipment, if any (but excluding repairs, minor modifications and/or replacement with substantially similar equipment), Licensee shall comply with the following:

              (i) All of Licensee's Equipment shall be clearly marked to show Licensee's name, address, telephone number and the name of the person to contact in case of emergency, FCC call sign, frequency and location. All coaxial cable relating to the Equipment shall be identified in the same manner at the bottom and top of the line;

              (ii) No work performed by Licensee, its contractors, subcontractors or materialsmen pursuant to this Agreement, whether in the nature of construction, installation, alteration or repair to the Site(s) or to Licensee's Equipment, will be deemed to be for the immediate use and benefit of Licensor so that no mechanic's or other lien will be allowed against the property and estate of Licensor by reason of any consent given by Licensor to Licensee to improve the Site. If any mechanic's or other liens will at any tit-ne be filed against the Site(s) or the property of which the Site(s) are a part by reason of work, labor, services, or materials performed or furnished, or alleged to have been performed or furnished, to Licensee or to anyone using the Site(s) through or under Licensee, Licensee will forthwith cause the same to be discharged of record or bonded to the satisfaction of Licensor. If Licensee fails to cause such lien to be so discharged or bonded within ten (10) days after it has actual notice of the filing thereof, then, in addition to any other right or remedy of Licensor, Licensor may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Licensor, including reasonable attorneys' fees incurred by Licensor either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at the statutory rate, will be due and payable by Licensee to Licensor as an additional fee hereunder.

          (b) In the event a zoning variance is required in connection with the installation or modification of the Equipment, Licensor shall allow Licensee, at Licensee's sole cost and expense, to obtain such variance, provided that there shall be no resulting adverse impact upon Licensor's operations or ability to add additional users to the Site or to make future changes to the Site. Licensor shall, at Licensee's request and expense, reasonably cooperate with Licensee in obtaining such variance.

          (c) Licensor agrees that, during the term of this Agreement, Licensee shall have reasonable ingress to the Site(s) for the purpose of maintenance and repair of Licensee's Equipment twenty-four (24) hours per day, seven (7) days per week. Licensor shall provide Licensee with a key and/or combination to the lock(s) at the Site(s) in order to facilitate such access. In the event Licensee should require Licensor's assistance to gain access to the Site(s), Licensee shall reimburse Licensor for all costs and expenses incurred by Licensor as a result of such emergency access. All access to the Site(s) shall be subject to the continuing control of, as well as the reasonable security and safety procedures established from time to time by, Licensor.

          (d) Licensor warrants and covenants that, so long as Licensee is not in default hereunder, Licensee shall be entitled to quiet enjoyment of the benefits of the Equipment and Site, including, without limitation, uninterrupted possession and use of the Equipment and Site. Licensor further warrants and covenants that it shall not take, or permit to be taken, any action which would limit or adversely impact Licensee's use and enjoyment of the Equipment and Site.

     6.   INSURANCE.
          ---------

          Licensor shall at all times, maintain adequate insurance covering its properties and other assets used in connection with performing its obligations hereunder, in at least the amounts and types of coverage customary in the wireless telecommunications industry. In the event of any accident, casualty or occurrence which results in damage to, or impairment of use of the Equipment, Licensor shall take all actions necessary to promptly restore the Equipment to a condition fit for Licensee's intended use, utilizing the proceeds of any applicable insurance proceeds in addition to any other sums which may be required. If during the period of any restoration, Licensee is unable to fully utilize the Equipment, there shall be an abatement of the Base Fee proportionate to the amount of nonutilization suffered by the Licensee, and if the restoration process takes longer than thirty (30) days, Licensee shall have the right, at its sole option, to either terminate this Agreement, as it pertains to the affected Site, or cause Licensor to pay all direct and indirect costs and expenses associated with substitution service and/or replacement costs incurred by Licensee.

     7.   INTERFERENCE.
          ------------

          (a) The installation, maintenance and operation of the Licensee's equipment shall not interfere electrically, or in any other manner whatsoever, with the equipment, facilities or operations of Licensor or with any other licensees or tenants at the Site. Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that if the installation or operation of Licensee's Equipment shall interfere with any other radio communications systems and equipment installed at the Site after the Commencement Date of this Agreement, Licensee shall cooperate fully with Licensor and any future tenant or licensee injured by Licensee's interference ("FUTURE PARTY") to remedy the interference. Licensee shall do whatever Licensor deems reasonably necessary to cure such interference; provide(!, however, that all costs related to remedying such interference shall be the responsibility of the Future Party, unless such interference is due to failure, defects or deficiencies in Licensee's system, Equipment or Installation.

          (b) Licensee hereby acknowledges that Licensor will license spice at and upon the Site(s) to third parties for the installation and operation of radio communication facilities. In the event interference occurs resulting to Licensee by virtue of equipment, facilities or operations employed by any other licensee or tenant of Licensor in its business.; upon the Site(s) and that materially interferes with Licensee's utilization of the Site(s), Licensed shall take all necessary action to return Licensor to its original level of service and shall eliminate such interference. Licensor shall pay Licensee any and all costs or expenses associated with such interference.

     8.   INDEMNIFICATION.
          ---------------

          (a) Licensee shall indemnify and hold Licensor harmless from (i) ill costs of any damage done to Licensor's or other licensees' or tenants' facilities or equipment located at the Site(s) that occur as a result of the installation, operation or maintenance of Licensee's Equipment or other improvements; and (ii) any claims, demands, or causes of action for personal injuries, including any payments made under any workers compensation law or any plan of employee's disability and death benefits, arising out of Licensee's occupancy of the Site(s) or the installation, maintenance and operation or removal of Licensee's Equipment, except damages, costs, claims, causes of action or demands caused by the negligence or willful misconduct of Licensor.

          (b) Licensee shall also indemnify and hold Licensor harmless from any losses, liabilities, claims, demands or causes of action for property damage or person, it injuries, including any payment made under any worker's compensation law or any plan of employees' disability and death benefits, arising out of or resulting from any claims, damages, losses, liabilities or causes of action resulting in any way from radio frequency radiation emissions from Licensee's Equipment or any other harmful effect of Licensee's Equipment.

          (c) Licensor shall indemnify and hold Licensee harmless from the losses, liabilities, claims, demands or causes of action for property damage or personal injuries, including any payment made under any worker's compensation law or any plan of employees' disability and death benefits, arising out of or resulting from any claims, damages, losses, liabilities or causes of action resulting in any way from Licensor's ownership, occupancy, maintenance, control, actions or omissions on the Sites.

          (d) In no event shall either party be liable to the other for any indirect or consequential damages.

     9.   DAMAGE OR DESTRUCTION.
          ---------------------

     Licensor and Licensee agree that Licensor shall in no way be liable for loss of use or other damage of any nature arising out of the loss, destruction or damage to the Site(s) or to Licensee's Equipment located thereon, by windstorms, water or any other acts of God except if such loss of use or other damage is due to Licensor's negligence or willful misconduct. In the event the Site(s) or any part thereof are damaged or destroyed by elements or any other cause, Licensor will repair, rebuild or restore the Site(s) or any part thereof, to the same condition as it was immediately prior to such casualty. Upon receipt by Licensor of any noncompliance with the terms this Agreement as it relates to Licensee's use and quiet enjoyment of its Equipment, Licensor shall, within five
(5) business days after receipt by it of such notice, provide Licensee with a letter stating that (i) the noncompliance has been cured or remedied; (ii) the noncompliance (if other than a payment default) has not been cured but will be cured within thirty (30) days provided, together with a reasonably detailed explanation of the actions Licensor intends to take to effect such cure, its basis for concluding that it can effect the cure within the requisite time periods and its basis for concluding that such actions will be accepted by Licensee as an adequate cure; or (iii) the basis, if any for Licensor's good faith position that Licensor is in compliance. In the event that Licensor does not, or can not, provide such notice (or in the event that, subsequent to delivery of a notice of the type referred to in clause (ii) and (iii), Licensor is unable to effect an appropriate cure or Lessor concludes that it no longer has a good faith basis for contesting the assertion of noncompliance) then Licensee has the right, but not the Obligation, to take such actions as it may reasonably deem necessary or appropriate to cure or otherwise remedy such noncompliance, and in such event Licensee shall have the right to demand prompt reimbursement from Licensor of any and all amounts expended by Licensee (or on its behalf), together with interest at a rate equal to Licensee's average cost of funds or to set off such sums against any payment obligations it may have to Licensor under this Agreement, which interest shall accrue and be payable from the date of Licensee's payment. Licensee's failure to take any such actions shall not constitute or be a waiver of any rights it may have to assert claims against Licensor for a breach of its obligations under this Agreement.

     10.  NOTICES.
          -------

          All notices, demands, requests, or other communications which are required to be given, served or sent by one party to the other pursuant to this Agreement shall be in writing and shall be mailed, postage prepaid, by registered or certified mail, or by a reliable overnight courier service with delivery verification, to the following addresses or at such other address as may be designated in writing by either party:

     If to LICENSOR:     Westower Leasing Inc.
     --------------      2653 151/st/ Place NE
                         Redmond, Washing 98052
                         Attention:  Richard Hamlin
                         Fax: (425) 497-0121


     If to LICENSEE:     [Koch]
     --------------      [Wichita or Houston]


Notice given by mail shall be deemed given three (3) days after the date of mailing thereof.

     11.  DEFAULT.
          -------

          (a) Any one or more of the following events shall constitute l default ("Default") by Licensee under this Agreement:

              (i) The failure of payment of fees, additional fees or other judgments set forth herein and such failure continues for ten (10) business days after Licensor provides written notice thereof to Licensee;

              (ii) Licensee's failure to perform any other of its obligations under this Agreement and such failure continues for thirty (30) days after Licensor gives written notice thereof to Licensee.

          (b) the event of a Default, Licensor shall be entitled at Licensor's option to terminate this Agreement and to remove all of Licensee's Equipment, improvements, personnel or personal property located at the Site(s) corresponding to the Default at Licensee's cost and expense. In the event that Licensor should, as a result of the Default in the performance by Licensee of its obligations hereunder, incur any costs or expenses on behalf of Licensee or in connection with licensee's obligations hereunder, such sums shall be immediately due to Licensor upon rendering of an invoice to Licensee as an additional fee hereunder.

     12.  ASSIGNMENT.
          ----------

          (a) Licensor reserves the right to assign, transfer, mortgage or otherwise encumber the Site(s) and/or its interest in this Agreement. Licensee shall, upon demand, execute and deliver to Licensor such further instruments subordinating this Agreement, as may be required by Licensor in connection with Licensor's contemplated transaction.

          (b) Licensee may not assign, transfer, or otherwise encumber its interest in this Agreement without the prior written consent of Licensor, such consent ]Hit to be unreasonably withheld or delayed. Notwithstanding the foregoing, licensor agrees that licensee may assign this Agreement without prior notice or Licensor's consent, to (i) Koch Industries, Inc. or its subsidiaries or affiliates; or (ii) any entity acquiring a controlling interest of licensee's stock or assets, or to any party that acquires the pipeline assets of Licensee associated with the related Sites and Equipment. However, such assignee, transferee or sub-licensees shall only use the Sites and Equipment to support such pipeline operations.

     13.  COMMON EQUIPMENT.
          ----------------

Licensor contemplates that it may, at its option, furnish and install antennas, transmission lines, combiners, multi couplers and/or other related equipment (herein called the "COMMON ANTENNA SYSTEMS") at the Site(s). Provided that the Common Antenna Systems are compatible with Licensee's Equipment and provide equal or superior service, Licensor may require, by written notice to Licensee, that Licensee connect its Equipment to licensor's Common Antenna Systems within one hundred eighty (180) days of such notice. All costs associated with such connection shall be paid by Licensor. After receipt of such notice, Licensee may elect to (a) terminate this Agreement as it relates to the relevant site, or
(b) so connect. Licensee must notify Licensor of its election within sixty (60) days after receipt of licensor's notice. If Licensee does not respond in said time period, Licensee shall be deemed to have elected option (b). If Licensee elects option (a), such termination shall be effective one hundred eighty (180) days after the date of such notice to Licensor.

     14.  MISCELLANEOUS.
          -------------

          (a) This Agreement shall not be modified, extended or terminated (other than as set forth herein) except by an instrument duly signed by Licensor and Licensee. Waiver of a breach of any provision hereof under any circumstances will not constitute a waiver of any subsequent breach of such provision, or of a breach of any other provision of this Agreement.

          (b) Licensor and Licensee represent and warrant to each other than no broker was involved in connection with this transaction and each party agrees to indemnify and hold the other harmless from and against the claims of any broker made in connection with this transaction.

          (c) No modification, termination or surrender of this Agreement or surrender of Licensee's space at the Site(s) or any part thereof or of any interest therein by licensee shall be valid or effective unless agreed to and accepted in writing by Licensor, and no act by any representative or agent of Licensor, other than such a written agreement and acceptance, shall constitute an acceptance thereof.

          (d) This Agreement embodies the entire agreement between the parties. If any provision herein is invalid, it shall be considered deleted from this Agreement and shall not invalidate the remaining provisions of this Agreement.

          (e) This Agreement may be executed in counterpart copies, each of which shall be deemed an original, but which together shall constitute a single instrument.

          (f) All section headings and captions used herein are for the convenience of the parties only and shall not be considered a substantive part of the Agreement.

          (g) Each of the parties hereto acknowledges to the other that it has had this Agreement reviewed by counsel of its choice and has been assisted by such counsel in the negotiation, preparation, execution and delivery of this Agreement.

          (h) This Agreement shall be governed by and construed in accordance with the laws of Kansas, without regard to Kansas conflict of laws principles.

          (i) This Agreement creates a license only and Licensee acknowledges that Licensee does not and shall not claim at any time, any real property interest or estate of any kind or extent whatsoever in the Site(s) by virtue of this Agreement or Licensee's use of the Site(s) pursuant hereto. Nothing herein contained shall be construed as constituting a partnership, joint venture or agency between Licensor and Licensee.

          (j) Neither this Agreement nor any memorandum hereof shall be recorded in the land records of any county or city or otherwise without the prior written consent of Licensor.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                         LICENSOR:  WESTOWER LEASING INC.

                                    BY:___________________________________
                                    NAME:_________________________________
                                    TITLE:________________________________


                         LICENSEE:  [APPROPRIATE KOCH COMPANY]

                                    BY:___________________________________
                                    NAME:_________________________________
                                    TITLE:________________________________

                                   EXHIBIT A
                                   ---------

                                   THE SITES
                                   ---------
                         (multiple sites to be listed)



1.   Site Name:
     ---------   -------------------------

     The Site consists of the telecommunications tower and equipment shelter located in ________________ County at:


                         _____________________________
                         _____________________________
                         _____________________________


THE GEODETIC COORDINATES OF THE SITE ARE:

North Latitude: ________- ________-________

West Longitude: ________ -________-________

                           EQUIPMENT AT SITE               :
                           ---------------------------------

1.   FREQUENCIES OF OPERATION:               Transmit:____________MHz
                                             Receive:_____________Mhz

2.   TRANSMITTER(S)/RECEIVER(S):

     Make:_____________________
     Model:____________________
     Power Output:_____________
     Number:___________________

3.   ANTENNA(S)/DISH(ES):

     Make:_____________________
     Model:____________________
     Power Output:_____________
     Number:___________________

4.   TRANSMISSION LINE(S):

     Make:_____________________
     Model:____________________
     Power Output:_____________
     Number:___________________

5. ANTENNA MOUNTING BRACKETS, MOUNTING HEIGHT, MOUNTING ORIENTATION, AND FLOOR SPACE USAGE (attach orientation and sketch, as required):

     (a) ___________ antenna(s) mounted at the ____________ level of the tower (mounting method and exact location of antenna(s) subject to Licensor's approval).

     (b) Floor space within Licensor's equipment shelter for Licensee's ____________ radio cabinet(s) measuring _________ x _________ x (exact location of cabinet(s) subject to Licensor's approval).

6.   FEES:

                                   EXHIBIT B
                                   --------

                                 FEE SCHEDULE
                                 ------------


                                 MONTHLY FEE:

                            $500 per Microwave Dish

                          $300 per each other antenna


     The above fees per month shall be reduced as follows:

1. Compute. the average annual cost of electricity for the twenty-four (24) Owned Real Estate("Avg. Electricity").

2. Multiply Avg. Electricity by ninety-one (91) to get Total Annual Electricity ("T").

3. The initial monthly Base Fee for each Microwave Dish shall be reduced according to the following formula:

                (TAE x.7/12) / 157 = Microwave Monthly Reduction


4. The initial monthly Base Fee for each other antenna shall be reduced according to the following formula:

                 (TAE - .3 /12) 114 = Antenna Monthly Reduction

                                 ATTACHMENT F
                                 ------------
                                    TO THE
                          ASSET ACQUISITION AGREEMENT
                                BY AND BETWEEN
             [APPROPRIATE KOCH COMPANY] AND WESTOWER LEASING INC.

                         ACCESS AND EASEMENT AGREEMENT
                         -----------------------------


  [List that will be furnished to the Securities and Exchange Commission upon request.]

                         ACCESS AND EASEMENT AGREEMENT
                         -----------------------------


     THIS MASTER ACCESS AND EASEMENT AGREEMENT (this "ACCESS AND EASEMENT AGREEMENT") is made and entered - into this ____ day of ________, 199__ by and between [APPROPRIATE KOCH COMPANY], a _____________ corporation, having an address of, ____________________________________ ("GRANTOR"), and WESTOWER
LEASING INC., a Wyoming corporation, having an address of 2653 151/st/ Place NE, Redmond, Washington 98052 ("GRANTEE").


                                  WITNESSETH:


     NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and payments hereinafter set out and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   GRANT OF ACCESS EASEMENT.
          ------------------------

     Grantor grants to Grantee and its Authorized Users, as determined below, a non-exclusive appurtenant easement (the "ACCESS EASEMENT") for the purposes of
(a) maintaining and using a road for vehicular and pedestrian ingress and egress to, from, over, and across certain real property, (b) obtaining current and future utility services to the tower site, and (c) using approximately ten thousand (10,000) square feet("Ground Space") Surrounding the tower, located on the real property described in EXHIBIT A attached hereto and made a part hereof
                               ---------
(the "ACCESS EASEMENT PROPERTIES") for tile sole and exclusive purpose of accessing the communications towers owned by Grantee on the Access Easement Properties and licensing or otherwise granting access and the use of Ground Space to telecommunication users and/or providers. This Access Easement Agreement shall commence on the date hereof and continue for a term (hereinafter called the "Initial Term") of forty-nine (49) years ending on _________, _______, unless extended pursuant to the terms hereof Grantee has the option to renew this Access Easement Agreement at the end of the Initial Term for one (1) additional 50 year term (the "Renewal Term(s)"). Each Renewal Term option shall be deemed exercised unless Grantee advises Grantor prior to the expiration of the Initial Term (or Renewal Term, if applicable) that Grantee does not desire to renew this Access Easement Agreement.

     Grantee shall have the right to terminate its Access Easement for any particular Access Easement Property, thus discontinuing the related payments, upon six (6) months prior written notice to Grantor as long as (a) Grantor has stopped paying the monthly Base Fee in accordance with the termination provisions of that certain Tower Space License Agreement between Grantor and Grantee, for tile applicable tower site or (b) Grantor has given notice of termination to Grantee under the Tower Space License Agreement for the applicable tower site. If Grantee terminates the applicable Access Easement, Grantor may request that Grantee remove the tower structure on the applicable Access Easement Property within sixty (60) days of such request and

Grantee shall comply with such request. If the tower structure has not been removed by the end of the six (6) month period, Grantee shall continue to pay Rent hereunder for the applicable Access Easement Property until the tower structure has been removed.

     As used in this Access and Easement Agreement, "Authorized Users" refers to Grantee's tenants, partners, guests, invitees, franchisees, subtenants, and concessionaires, and each of their respective agents, consultants, officers, suppliers, patrons, customers, guests, employees, and invitees..

     2.   RENT.
          ----

     During the Initial Term and any Renewal Term, Grantee shall pay to Grantor annual rent (the "Rent") of ___________ Dollars ($_____), payable monthly in advance oil the date hereof and oil or before the first business day of each month hereinafter in equal installments of ____________ Dollars ($__ ), with such rent increasing by 2% on each anniversary of tile date of this Access Easement Agreement. Rent shall reflect the aggregate amount of payments due for each Access Easement Property as specified in Exhibit A. Notwithstanding the
                                              ---------
foregoing, for each specific Access Easement, Grantor agrees to waive the Rent until the earlier of (a) twelve (12) months from the date of this Agreement or
(b) until such time as Grantee begins receiving tower space payments on the related Access Easement Property from Grantor under the Tower Space License Agreement of Four Hundred and no/100 dollars ($400) per month or more.

     3.   USE OF PREMISES; COMPLIANCE WITH LAWS AND REGULATIONS.
          ------------------------------------------------------

     (a) Grantee shall use tile Access Easement Properties to operate one or more communication towers and associated ground equipment or buildings and to lease or license space oil said tower(s) and Ground Space to others. Such licensees or subleases of Grantee shall have full access to the Access Easement Properties for their business purposes.

     (b) Grantee will at all times during the Initial Term and any Renewal Term (collectively tile "ACCESS TERM") observe and conform to, in all material respects, all laws, ordinances, orders, rules and regulations now or hereafter made by any governmental authority for the time being applicable to the Access Easement Properties or any improvement thereon or use thereof. In no event shall Grantee (a) bury underground or discharge into the sewage system at the Access Easement Properties any Hazardous Materials, or (b) use the Access Easement Properties as a storage site for Hazardous Materials.

     4.   MAINTENANCE.
          -----------

     Grantor shall maintain, repair, replace, and reconstruct., as may be appropriate, the Access Easement Properties in conformity with the standards of similar property. The cost of such shall be borne solely by Grantor except that any costs of maintenance, repair, replacement or reconstruction on the Access Easement Properties caused by or is necessary as a result of Grantee's actions or omissions shall be borne by Grantee.

     5.   ASSIGNMENT AND SUBLETTING.
          -------------------------

     Grantee may assign or mortgage this Access and Easement Agreement or sublet all or any portion of the Access Easement Properties, or otherwise transfer any Interest herein, but Grantee shall provide written notice to Grantor of any Such event (other than licensing, or subleasing of tower space and building space/ground space to Grantee's licensees/subleases and customers).

     6.   INSURANCE.
          ---------

     Grantee agrees to maintain during the term of this Agreement insurance policies and coverages as detailed on Exhibit B, which Exhibit is attached to
                                      ---------
and part of this Agreement. Prior to commencing activities hereunder, Grantee shall require its insurer or insurance agent to supply Grantor with a current certificate of insurance in the form as set forth on the attached EXHIBIT C.
                                                                  ---------
(Such insurance coverages shall be independent of the indemnity provisions of this Agreement, and are not designed solely to guarantee payment of Grantee's indemnity obligations.)

     7.   TAXES.
          -----

     Grantor shall be responsible for all real property taxes and assessments regarding the Access Easement Properties and shall cause the same to be paid when due. Grantee shall be responsible for property taxes on personal property of Grantee at the Access Easement Properties and shall cause the same to be paid when due.

     8.   RELEASE AND INDEMNITY.
          ---------------------

     (a) Grantor, its agents, employees, representatives, and affiliated entities shall not be liable to Grantee, or to Grantee's Authorized Users for any injury to person or damage to property caused by any act, omission, or neglect of Grantee, its Authorized Users or any other person entering the Access Easement Properties under the invitation of Grantee or arising out of the use of the Access Easement Properties by Grantee or its Authorized Users and the conduct of its business or out of a default by Grantee in the performance of its obligations hereunder. Grantee hereby indemnities and holds Grantor harmless from all liability and claims for any such damage or injury and agrees to defend Grantor from all such liability and claims. Grantee, its agents, employees, representatives, and affiliated entities shall not be liable to Grantor or to Grantor's agents, servants, employees, contractors, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Grantor, `its agents, servants, employees, contractors, invitees, licensees, or any other person entering the Access Easement Properties under the invitation of Grantor or arising out of the use of the Access Easement Properties by Grantor and the conduct of its business or out of a definite by Grantor in the performance of its obligations hereunder, unless such is caused by the negligence or willful i-misconduct of Grantee or by Grantee's failure to perform its obligations hereunder.

     (b) Grantee, its agents, employees, representatives, and affiliated entities shall not be liable to Grantor for any injury to person or damage to property caused by any act, omission, or neglect of Grantor or any other person entering the Access Easement Properties under the invitation of Grantor or arising out of the use of the Access Easement Properties by Grantor and the conduct of its business. Grantor hereby indemnifies and holds Grantee harmless from all liability and claims for any such damage or injury and agrees to defend Grantee from all such liability and claims. Grantor, its agents, employees, representatives, and affiliated entities shall not be liable to Grantee or to Grantee's agents, servants, employees, contractors, customers, or Authorized Users for any injury to person or damage to property caused by any act, omission, or neglect of Grantee, its agents, servants, employees, contractors, or Authorized User or arising out of the use of the Access Easement Properties by Grantee and the conduct of its business or out of a default by Grantee in the performance of its obligations hereunder, unless such is caused by the negligence or willful misconduct of Grantor or by Grantor's failure to perform its obligations hereunder.

     9.   BINDING EFFECT.
          --------------

     This Access and Easement Agreement runs with the land and shall be binding upon and inure to the benefit of Grantee's successors and assigns.

     10.  DEDICATION.
          ----------

     Nothing contained in this Access and Easement Agreement shall be deemed a gift or dedication of any portion of the Access Easement Properties to the general public or for the general public or for any public purpose whatsoever.

     11.  QUIET ENJOYMENT.
          ---------------

     Grantor covenants that Grantee, upon paying the Rent and performing the covenants hereof on the part of Grantee to be performed shall and may peaceably and quietly have, hold and enjoy the Access Easement Properties and all related appurtenances, rights, privilege and easements throughout the term hereof without any lawful hindrance by Grantor and any person claiming by, through or under Grantor, except as expressly provided herein.

     12.  SHORT FORM OF ACCESS AND EASEMENT AGREEMENT.
          -------------------------------------------

     At the request of either party, the other party shall duly execute and acknowledge for recording purposes a short form or memorandum of this Access and Easement Agreement, which shall recite the names of the parties, describe the Access Easement Properties, specify the Access Term, and any options to extend the Access Term or purchase the Access Easement Properties, and provide that this Access and Easement Agreement is made upon the rents, terms, covenants and conditions contained herein. Alternatively, either party may cause an original hereof to be recorded in the land records for the county in which the Access Easement Properties are located.

     13.  NOTICES.
          -------

     All notices, demands, requests, or other communications which are required to be given, served or sent by one party to the other pursuant to this Agreement shall be in writing, and shall be mailed, postage prepaid, by registered or certified mail, or by a reliable overnight courier service with delivery verification. Notice given by certified or registered mail or by reliable overnight courier shall be deemed delivered on the date of receipt (or on the date receipt is refused) as shown on the certification of receipt or on the records or manifest of the U.S. Postal Service or such courier service.

     14.  PARTIES.
          -------

This Access and Easement Agreement and the terms and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     15.  DEFAULT.
          -------

     Grantee shall not be deemed in default under this Access and Easement Agreement until Grantor has given Grantee at least thirty (30) days written notice of any default hereunder and Grantee has failed to cure the same within thirty (30) days after receipt of such notice.

     16.  GOVERNING LAW.
          -------------

     This Access and Easement Agreement shall be governed by the laws of the State of Kansas.

     EXECUTED this ___________ day of _________________, 199__.


                         GRANTOR:
                         KOCH ___________________,
                         A _____________CORPORATION



                         BY:_________________________________________

                         PRINT NAME:_________________________________

                         TITLE:______________________________________



                         GRANTEE:
                         WESTOWER LEASING INC.,
                         A WYOMING CORPORATION



                         BY:_________________________________________

                         PRINT NAME:_________________________________

                         TITLE:______________________________________

STATE OF ________________)
                         )   SS:
COUNTY OF _______________)


     This instrument was acknowledged before me on the ______ day of _________ 199__, by _________________, _______________, of Koch __________________, on
behalf of said corporation.


                                    _______________________________________
                                    Notary Public


My Commission Expires:

_________________________



STATE OF ________________)
                         )   SS:
COUNTY OF _______________)



     This instrument was acknowledged before me on the ______ day of _________ 199__, by _________________, _______________, of Koch __________________, on
behalf of said corporation.


                                    _______________________________________
                                    Notary Public


My Commission Expires:

_________________________

                                   EXHIBIT A

                LEGAL DESCRIPTION OF "ACCESS EASEMENT PROPERTY"
                -----------------------------------------------

                                   EXHIBIT B

                       INSURANCE POLICIES AND COVERAGES
                       --------------------------------

                                   EXHIBIT C

                           CERTIFICATE OF INSURANCE
                           ------------------------